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                                                                   EXHIBIT 24(B)



                              DUKE POWER COMPANY

                                _____________

                                 CERTIFICATE

                      A MAXIMUM OF 19,000,000 SHARES OF
                       COMMON STOCK (WITHOUT PAR VALUE)
                               (THE SECURITIES)

        The undersigned officer of Duke Power Company, a North
Carolina corporation (the Company), does hereby certify that attached hereto is a true and complete copy of an extract from the minutes of a meeting of the Board of Directors of the Company containing a resolution adopted with respect to the Securities, which resolution is presently in full force and effect.

        IN WITNESS WHEREOF, the undersigned has hereunto set her
hand and affixed the corporate seal of the Company this    day of March,
1994.



                                                        ELLEN T. RUFF
                                                -------------------------------
                                                          Secretary

[Corporate Seal]
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                    EXTRACT FROM THE MINUTES OF A MEETING
               OF THE BOARD OF DIRECTORS OF DUKE POWER COMPANY
                          HELD ON FEBRUARY 22, 1994



        FURTHER RESOLVED, that each officer and director who may be required to execute such registration statement or any amendments thereto (whether on behalf of the Company or as an officer or director thereof or by attesting the seal of the Company or otherwise) be and hereby is authorized to execute a power of attorney appointing Richard J. Osborne, Sue A. Becht and Ellen T. Ruff, and each of them, as true and lawful attorneys and agents to execute in his or her name, place and stead (in any such capacity) such registration statement and any and all amendments thereto and all instruments necessary or advisable in connection therewith, to attest the seal of the Company thereon and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of such officers and directors, or both, as the case may be, every act whatsoever, necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer or director might or could do in person.

                                    * * *